UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 19, 2015

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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an at-large election concluded on November 19, 2015, the participating members of the Federal Home Loan Bank of San Francisco (“Bank”) re-elected incumbent nonmember independent director Kevin Murray, President and Chief Executive Officer, Weingart Center Association, Los Angeles, California, and Managing Partner, The Murray Group, Los Angeles, California, to a new term on the Bank's board. In addition, the participating California members of the Bank re-elected incumbent member director Craig G. Blunden, Chairman and Chief Executive Officer, Provident Savings Bank, FSB, Riverside, California, to a new term on the Bank's board as a California member director. The term for each of these positions is four years, beginning January 1, 2016, and ending December 31, 2019. The Bank's board appoints directors to its committees in January each year. In accordance with Federal Housing Finance Agency regulations, compensation for service on the Bank's board for these directors will be subject to the Bank's annual Director Compensation and Expense Reimbursement Policy.

The Bank issued a press release announcing the election results. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Bank's 2015 director elections were conducted by mail. No in-person meeting of the members was held. With respect to the at-large election concluded on November 19, 2015, one candidate, incumbent nonmember independent director Kevin Murray, President and Chief Executive Officer, Weingart Center Association, Los Angeles, California, and Managing Partner, The Murray Group, Los Angeles, California, was nominated by the Bank’s board to run for the nonmember independent director position. Of the 346 institutions eligible to vote in the at-large election, 204 participated, casting a total of 5,860,933 votes. Mr. Murray was elected, having received all of the votes cast (representing 53.47% of total eligible voting shares).

Institutions eligible to vote in the 2015 California member director election nominated seven candidates for the California member director position to be filled in the 2015 California member director election. Of these seven candidates, incumbent member director Craig G. Blunden, Chairman and Chief Executive Officer, Provident Savings Bank, FSB, Riverside, California, was elected. Of the 298 institutions eligible to vote in the 2015 California member director election, 175 participated, casting a total of 6,177,995 votes, of which Mr. Blunden received 2,715,016 votes. The table below shows the number of votes that each candidate received in the 2015 election for the California member director position:

Name	Member	Votes
Craig G. Blunden	Chairman and Chief Executive Officer Provident Savings Bank, FSB, Riverside, CA	2,715,016
Steven K. Buster	President and Chief Executive Officer Pacific Mercantile Bank, Costa Mesa, CA	994,138
Todd Harris	Executive Vice President, Chief Financial Officer and Chief Administrative Officer Technology Credit Union, San Jose, CA	444,738
Dale E. Johnson	Chief Executive Officer Sun Community Federal Credit Union, El Centro, CA	254,236
David R. Misch	Chief Executive Officer Community Bank, Pasadena, CA	292,087
William R. Schrader	Chairman of the Board Exchange Bank, Santa Rosa, CA	338,875
Jeremiah Z. Smith	Senior Executive Vice President and Chief Operating Officer First Northern Bank of Dixon, Dixon, CA	1,138,905

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release, dated November 19, 2015, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: November 20, 2015	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer